Exhibit 99.1
Last Updated     1/30/2007
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Periods Ended December 31, 2006 and 2005
List of Contents

2006 Fourth Quarter Summary
2006 by Quarter
2005 by Quarter
2004 by Quarter
2003 by Quarter

Quarters may not sum to totals due to rounding.
Certain current and prior-year amounts have been reclassified to conform to current-period presentation.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2006Q4QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html